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                                                                    Exhibit 3.24

                                    BYLAWS OF

                             IPSCO ENTERPRISES INC.

                                    ARTICLE I
                                    ---------

                                     Offices
                                     -------

     Section 1.1. Registered office. The registered office of the corporation shall be in Wilmington, Delaware.

     Section 1.2. Corporate Office. The corporation may have its office at such place as the board of directors, in its discretion, may from time to time determine, or wherever the business of the corporation may require.

                                   ARTICLE II
                                   ----------

                            Meetings of Stockholders
                            ------------------------

     Section 2.1. Time and Place. Any meeting of the stockholders may be held at such time and place, either within or outside the State of Delaware, as shall be designated from time to time by resolution of the board of directors or as shall be stated in a duly authorized notice, or in a duly executed waiver of notice, of the meeting.

     Section 2.2. Annual Meeting. The annual meeting of the stockholders, commencing with the year 1986, shall be held on the third Tuesday in May of each year or on such other date as the board of directors may determine, for the purpose of electing a board of directors and transacting such other business as may properly be brought before the meeting.

     Section 2.3. Special Meetings. Special meetings of the stockholders, for any purpose or purposes, unless otherwise prescribed by statute or by the certificate of incorporation, may be called by the chairman of the board, the president or the board of directors and shall be called by the president or secretary at the request in writing of stockholders owning a majority in amount of the entire capital stock of the corporation issued and outstanding and entitled to vote. Such request shall state the purpose or purposes of the proposed meeting.

     Section 2.4. Notices. Written notice stating the place, date and hour of the meeting and, in case of a special meeting, the purpose or purposes for which the meeting is called, shall be given not less than 10 nor more than 60 days

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before the date of the meeting, except as otherwise required by statute or the certificate of incorporation, either personally, by mail, or by prepaid telegram, telex, cablegram or radiogram, to each stockholder of record entitled to vote at such meeting. If mailed, such notice shall be deemed to be given when deposited in the official government mail of any country, postage prepaid, addressed to the stockholder at his address as it appears on the stock records of the corporation. If given personally, or otherwise than by mail, such notice shall be deemed to be given when either handed to the stockholder or delivered to the stockholder's address as it appears on the stock records of the corporation. Notwithstanding the foregoing, whenever notice is required to be given, under any provision of the Delaware Corporation Law, the certificate of incorporation or these bylaws, to any stockholder to whom (i) notice of two consecutive annual meetings, and all notices of meetings or of the taking of action by written consent without a meeting to such person during the period between such two consecutive annual meetings, or (ii) all, and at least two, payments (if sent by first class mail) of dividends or interest on securities during a twelve month period, have been mailed addressed to such person at his address as shown on the records of the corporation and have been returned undeliverable, the giving of such notice to such person shall not be required. Any action or meeting which shall be taken or held without notice to such person shall have the same force and effect as if such notice had been duly given. If any such person shall deliver to the corporation a written notice setting forth his then current address, the requirement that notice be given to such person shall be reinstated. In the event that the action taken by the corporation is such as to require the filing of a certificate under the Delaware General Corporation Law, the certificate need not state that notice was not given to persons to whom notice was not required to be given pursuant hereto.

     Section 2.5. Record Date. In order that the corporation may determine the stockholders entitled to notice of or to vote at any meeting, or any adjournment of a meeting, of stockholders, or to express consent to corporate action in writing without a meeting, or entitled to receive payment of any dividend or other distribution or allotment of any rights, or entitled to exercise any rights in respect of any change, conversion or exchange of stock or for the purpose of any other lawful action, the board of directors may fix, in advance, a record date, which shall be not more than 60 and not less than 15 days before the date of such meeting, nor more than 60 days prior to any other action. If no record date is fixed, the record date for determining stockholders shall be at the close of business on the day before the day on

                                      -2-

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which notice is given, and the record date for determining stockholders for any other purpose shall be at the close of business on the day on which the board of directors adopts the resolution relating to such other purpose. A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting; provided, however, that the board of directors may fix a new record date for the adjourned meeting.

     Section 2.6. Voting List. The secretary of the corporation shall prepare and make, at least ten days before every meeting of stockholders, a complete list of the stockholders entitled to vote at the meeting, arranged in alphabetical order and showing the address and the number of shares registered in the name of each stockholder. Such list shall be open to the examination of any stockholder, for any purpose germane to the meeting, during ordinary business hours, for a period of at least ten days prior to the meeting, either at a place within the city where the meeting is to be held, which place shall be specified in the notice of the meeting, or, if not so specified, at the place where the meeting is to be held. The list shall be produced and kept at the place of the meeting during the whole time thereof, during which it shall be open to the inspection of any stockholder who is present.

     Section 2.7. Quorum. The holders of a majority of the stock issued and outstanding and entitled to vote at the meeting, present in person or represented by proxy, shall constitute a quorum at all meetings of the stockholders for the transaction of business, except as otherwise provided by statute or by the certificate of incorporation. If, however, such a quorum is not present at any meeting of stockholders, the stockholders entitled to vote, present in person or represented by proxy, shall have the power to adjourn the meeting from time to time, without notice if the time and place are announced at the meeting, until a quorum is present. At such adjourned meeting at which a quorum is present, any business may be transacted that might have been transacted at the original meeting. If the adjournment is for more than 30 days, or if after the adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each stockholder of record entitled to vote at the meeting.

     Section 2.8. Voting and Proxies. Each stockholder shall be entitled at every meeting of the stockholders to one vote in person or by proxy for each share of the capital stock having voting power held by such stockholder, but no proxy shall be voted on after three years from its date, unless the proxy provides for a longer period. When a quorum is present

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at any meeting, the vote of the holders of a majority of the stock having voting power present in person or represented by proxy shall decide any question brought before such meeting, unless the question is one upon which, by express provision of the statutes or of the certificate of incorporation, a different vote is required, in which case such express provision shall govern.

     Section 2.9. Waiver. Attendance of a stockholder of the corporation, either in person or by proxy, at any meeting, either annual or special, shall constitute waiver of notice of such meeting, except where a stockholder attends a meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened. A written waiver of notice of any such meeting signed by a stockholder entitled to such notice, whether before, at or after the time stated in the notice, shall be equivalent to notice.

     Section 2.10. Consent of Stockholders in Lieu of Meeting. Any action required by the Delaware General Corporation Law to be taken at any annual or special meeting of shareholders of the corporation, or any action which may be taken at any annual or special meeting of such stockholders, may be taken without a meeting, without prior notice and without a vote, if a consent in writing, setting forth the action so taken, is signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote were present and voted. Prompt notice of the taking of the corporate action without a meeting by less than unanimous written consent shall be given to those stockholders who have not consented in writing. In the event that the action which is consented to is such as would have required the filing of a certificate under any provisions of the Delaware General Corporation Law if such action had been voted upon by stockholders at a meeting, the certificate filed shall state, in lieu of any statement concerning a vote of stockholders, that written consent has been given in accordance with the provisions of Section 228 of the Delaware General Corporation Law, and that written notice has been given as provided in that section.

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                                   ARTICLE III
                                   -----------

                                    Directors
                                    ---------

     Section 3.1. Number. The number of directors shall be one or more, as fixed from time to time by resolution of the board of directors. The initial board of directors shall be five in number, until changed pursuant to this provision.

     Section 3.2. Elections. Except as provided in Section 3.3 of this Article, the board of directors shall be elected at the annual meeting of the stockholders or at a special meeting called for that purpose. Each director shall be elected to serve until the next annual meeting of stockholders and until his successor is elected and qualified.

     Section 3.3. Vacancies. Any vacancy occurring on the board of directors and any directorship to be filled by reason of an increase in the board of directors may be filled by the affirmative vote of a majority of the remaining directors, though less than a quorum of the board of directors. Such newly elected director shall hold office until the next annual meeting of stockholders and until his successor is elected and qualified.

     Section 3.4. Meetings. The first meeting of each newly elected board of directors shall be held immediately after, and at the same place as, the annual meeting of the stockholders. No notice of such meeting shall be necessary to the newly elected directors in order to legally constitute the meeting, provided a quorum shall be present. The board of directors may, by resolution, establish a place and time for regular meetings which may thereafter be held without call or notice.

     Section 3.5. Notice of Special Meetings. Special meetings may be called by the chairman of the board, the president, or any two members of the board of directors. Notice of a special meeting may be given to each member of the board of directors by mail by the secretary, the chairman, the president or the members of the board calling the meeting by depositing the same in the mail at least 7 days before the meeting, addressed to the director at the last address he has furnished to the corporation for this purpose, and any notice so mailed shall be deemed to have been given when mailed. Notice may also be given at least 48 hours before the meeting in person, or by telephone, prepaid telegram, telex, cablegram or radiogram addressed as stated above; and such notice shall be deemed to have been given when such telegram, telex, cablegram or radiogram is delivered to the last address of the director furnished to the company by such director for this

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purpose, or when such personal or telephone conversation occurs.

     Section 3.6. Quorum. At all meetings of the board, a majority of the directors then in office shall constitute a quorum for the transaction of business, and the act of a majority of the directors present at any meeting at which a quorum is present shall be the act of the board of directors, except as otherwise specifically required by statute, the certificate of incorporation, or these bylaws. If less than a quorum be present, the director or directors present may adjourn the meeting from time to time without further notice. Voting by proxy is not permitted at meetings of the board of directors.

     Section 3.7. Waiver. Attendance of a director at a meeting of the board of directors shall constitute a waiver of notice of such meeting, except where a director attends a meeting for the express purpose of objecting to the transaction of any business because the meeting is not lawfully called or convened. A written waiver of notice or manner of calling any such meeting signed by a director entitled to such notice, whether before, at, or after the time stated in such notice, shall be equivalent to the giving of such notice.

     Section 3.8. Action Without Meeting. Any action required or permitted to be taken at a meeting of the board of directors may be taken without a meeting if a consent in writing setting forth the action so taken is signed by all of the directors and filled with the minutes of proceedings of the board of directors.

     Section 3.9. Attendance by Telephone. Members of the board of directors or any committee of the corporation may participate in a meeting of such board or committee by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other, and such participation in a meeting shall constitute presence in person at such meeting.

                                   ARTICLE IV
                                   ----------

                                    Officers
                                    --------

     Section 4.1. Election. The corporation shall have such officers as the board of directors determines by resolution, which may include a chairman of the board and chief executive officer, a president, one or more vice presidents, one or more assistant vice presidents, a secretary and a treasurer. The officers shall be elected by the board of

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directors at its first meeting after each annual meeting of stockholders. In addition, the president may appoint one or more assistant secretaries and assistant treasurers, and such other subordinate officers as he shall deem necessary, who shall hold their offices for such terms and shall exercise such powers and perform such duties as are prescribed in the bylaws or as may be determined from time to time by the president. Two or more offices may be held by the same person, except the offices of president and secretary.

     Section 4.2. Removal and Resignation. Any officer elected or appointed by the board of directors may be removed at any time by the affirmative vote of a majority of the board of directors. Any officer appointed by the president may be removed at any time by the president. Any officer may resign at any time by giving written notice of his resignation to the president or to the secretary, and acceptance of such resignation shall not be necessary to make it effective, unless the notice so provides. Any vacancy occurring in any office of chairman of the board and chief executive officer, president, vice president, secretary or treasurer shall be filled by the board of directors. Any vacancy occurring in any other office of the corporation may be filled by the president for the unexpired portion of the term.

     Section 4.3. Chairman and Chief Executive Officer. The chairman and chief executive officer (the "Chief Executive Officer") shall be the chief executive officer of the corporation and shall preside at all meetings of the stockholders and of the board of directors. Subject to the direction and control of the board of directors, he shall have general and active management of the business of the corporation and shall see that all orders and resolutions of the board of directors are carried into effect. He may execute contracts, deeds and other instruments on behalf of the corporation as is necessary and appropriate. He shall perform such additional and appropriate functions and duties as the board of directors may from time to time prescribe.

     Section 4.4. President. The president shall be the chief operating officer of the corporation and, subject to the direction of the board of directors and the chief executive officer, shall have general charge of the day-to-day operations of the corporation, and supervision over its other officers, agents and employees. In the absence of the chief executive officer, the president shall preside at all meetings of the stockholders and of the board of directors at which he is present. At the request of the chief executive officer, or in the event of his absence or disability, the president shall perform all of the duties of the chief executive officer and when so acting, shall have all of the powers of, and be

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subject to all the restrictions upon, the chief executive officer. The president shall do and perform certain other duties and may exercise such other powers as from time to time may be assigned to him by these bylaws or by the board of directors.

     Section 4.5. Vice President. The vice president, if any, or, if there are more than one, the vice presidents in the order determined by the board of directors, shall be the officer(s) next in seniority after the president. Each vice president shall also perform such duties and exercise such powers as are appropriate and are prescribed by the board of directors and the president. Upon the death, absence or disability of the president, the vice president or, if there are more than one, the vice presidents, in the order determined by the board of directors, shall perform the duties and exercise the powers of the president.

     Section 4.6. Assistant Vice President. The assistant vice president, if any, or, if there are more than one, the assistant vice presidents shall, under the supervision of the president or a vice president, perform such duties and have such powers as the board of directors, the president or a vice president may from time to time prescribe.

     Section 4.7. Secretary. The secretary shall give, or cause to be given, notice of all meetings of the stockholders and special meetings of the board of directors, keep the minutes of such meetings, have charge of the corporate seal and stock records, be responsible for the maintenance of all corporate files and records and the preparation and filing of reports to governmental agencies, other than tax returns, have authority to affix the corporate seal to any instrument requiring it (and, when so affixed, it may be attested by his signature), and perform such other duties as may from time to time be prescribed by the board of directors and the president.

     Section 4.8. Assistant Secretary. The assistant secretary, if any, or, if there are more than one, the assistant secretaries in the order determined by the president shall, in the absence or disability of the secretary, or in case such duties are specifically delegated to him by the board of directors, the president or the secretary, perform the duties and exercise the powers of the secretary and shall, under the supervision of the secretary, perform such other duties and have such others powers as the secretary, the board of directors or the president may from time to time prescribe.

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     Section 4.9.  Treasurer. The treasurer shall have control of the funds and the care and custody of all the stocks, bonds, and other securities of the corporation, and be responsible for the preparation and filing of tax returns. He shall receive all moneys paid to the corporation and shall have authority to give receipts and vouchers, to sign and endorse checks and warrants in its name and on its behalf, and give full discharge for the same. He shall also have charge of the disbursement of the funds of the corporation, and shall keep full and accurate records of the receipts and disbursements. He shall deposit all moneys and other valuable effects in the name and to the credit of the corporation in such depositories as shall be designated by the board of directors, and shall perform such other duties and have such other powers as the board of directors or the president may from time to time prescribe.

     Section 4.10. Assistant Treasurer. The assistant treasurer, if any, or, if there are more than one, the assistant treasurers in the order determined by the president shall, in the absence or disability of the treasurer, or in case such duties are specifically delegated to him by the board of directors, president or treasurer, perform the duties and exercise the powers of the treasurer and shall, under the supervision of the treasurer, perform such other duties and have such other powers as the treasurer, the board of directors or the president may from time to time prescribe.

     Section 4.11. Compensation. Officers shall receive such compensation for their services as may be authorized or ratified by the board of directors. Election or appointment of an officer shall not of itself create a contract right to compensation for services performed as such officer.

                                    ARTICLE V
                                    ---------

                                   Committees
                                   ----------

     The board of directors may establish committees for the performance of delegated or designated functions to the extent permitted by law. The board of directors may provide, by resolution or amendment to the bylaws, that a committee may exercise all the power and authority of the board of directors, except that a committee may not exercise the board's power or authority in reference to amending the certificate of incorporation, adopting an agreement of merger or consolidation, recommending to the stockholders the sale, lease or exchange of all or substantially all of the corporation's property and assets, recommending to the stockholders a dissolution of the corporation or a revocation

                                       -9-

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of a dissolution, or amending the bylaws of the corporation, and, unless the resolution expressly so provides, no such committee shall have the power or authority to declare a dividend or to authorize the issuance of stock.

                                   ARTICLE VI
                                   ----------

                                    Contracts
                                    ---------

     Section 6.1. Financial Interest. No contract or transaction between the corporation and one or more of its directors and officers, or between the corporation and any other corporation, partnership, association, or other organization in which one or more of the directors or officers are directors or officers, or have a financial interest, shall be void or voidable solely for this reason, or solely because the director or officer is present at or participates in the meeting of the board or committee thereof which authorizes the contract or transaction, or solely because his or their votes are counted for such purpose, if:

          (a) The material facts as to his relationship or interest and as to the contract or transaction are disclosed or are known to the board of directors or the committee, and the board or committee in good faith authorizes the contract or transaction by the affirmative votes of majority of the disinterested directors, even though the disinterested directors be less than a quorum; or

          (b) The material facts as to his relationship or interest and as to the contract or transaction are disclosed or are known to the stockholders entitled to vote thereon, and the contract or transaction is specifically approved in good faith by vote of the stockholders; or

          (c) The contract or transaction is fair as to the corporation as of the time it is authorized, approved or ratified by the board of directors, or a committee thereof, or the stockholders.

     Section 6.2. Quorum. Common or interested directors may be counted in determining the presence of a quorum at a meeting of the board or of a committee which authorizes the contract or transaction.

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                                   ARTICLE VII
                                   -----------

                                 Indemnification
                                 ---------------

     Section 7.1. Indemnification With Respect to Actions Other Than Derivative Actions. The corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that he is or was a director or officer of the corporation, or while serving as a director or officer of the corporation, he is or was serving at the request of the corporation as a director, officer, partner or trustee of, or in any similar managerial or fiduciary position of, or as an employee or agent of, another corporation, partnership, joint venture, trust, association, or other entity, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement or otherwise actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not of itself create a presumption that the person did not act in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, that he had reasonable cause to believe that his conduct was unlawful.

     Section 7.2. Indemnification With Respect to Derivative Actions. The corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that he is or was a director or officer of the corporation, or while serving as a director or officer of the corporation, he is or was serving at the request of the corporation as a director, officer, partner or trustee of, or in any similar managerial or fiduciary position of, or as an employee or agent of, another corporation, partnership, joint venture, trust, association, or other entity, against expenses (including attorneys' fees) actually and reasonably incurred by him in connection with the defense or settlement of such action or suit, if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, except that

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no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable for negligence or misconduct in the performance of his duty to the corporation unless and only to the extent that the Court of Chancery of the State of Delaware or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability, but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery of the State of Delaware or such other court shall deem proper.

     Section 7.3. Expense. To the extent that any person referred to in the preceding two subsections of this Article VII has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in such subsections, or in defense of any claim, issue or matter therein, he shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by him in connection therewith.

     Section 7.4. Determination to Indemnify. Any indemnification under the first two subsections of this Article VII (unless ordered by a court) shall be made by the corporation only as authorized in the specific case upon a determination that indemnification of the person seeking indemnification is proper in the circumstances because he has met the applicable standard of conduct set forth therein. Such determination shall be made (a) by the board of directors by a majority vote of a quorum (as defined in the bylaws of the corporation) consisting of directors who were not parties to such action, suit or proceeding, or (b) if such quorum is not obtainable or, even if obtainable, a quorum of disinterested directors so directs, by independent legal counsel in a written opinion, or (c) by the stockholders.

     Section 7.5. Advance of Expenses. Expenses incurred in defending a civil or criminal action, suit or proceeding may be paid by the corporation in advance of the final disposition of such action, suit or proceeding as authorized by the board of directors of the corporation in the specific case, upon receipt of an undertaking by or on behalf of the director or officer to repay such amount unless it is ultimately determined that he is entitled to be indemnified by the corporation as authorized in this Article VII.

     Section 7.6. Non-exclusive. The indemnification provided by this Article VII shall not be deemed exclusive of any other rights to which those seeking indemnification may be entitled, under any statute, bylaw, agreement, insurance policy, vote of stockholders or disinterested directors or

                                      -12-

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otherwise, both as to action in his official capacity and as to action in another capacity while holding such office, and shall continue as to a person who has ceased to be a director or officer and shall inure to the benefit of the heirs, executors and administrators of such a person.

     Section 7.7. Insurance. By action of its board of directors, notwithstanding any interest of the directors in the action, the corporation shall have power to purchase and maintain insurance, in such amounts as the board of directors deems appropriate, on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, partner or trustee, or in any similar management or fiduciary position, or as an employee or agent, of another corporation, partnership, joint venture, trust or other entity, against any liability asserted against him and incurred by him in any such capacity, or arising out of his status as such, whether or not he is indemnified against such liability or expense under the provisions of this Article VII and whether or not the corporation would have the power or would be required to indemnify him against such liability under the provisions of this Article VII or of the General Corporation Law of the State of Delaware, as now or hereafter in effect, or by any other applicable law.

     Section 7.8. Surviving Corporation. For the purposes of this Article VII, references to "the corporation" include all constituent corporations absorbed in a consolidation or merger as well as the resulting or surviving corporation, so that any person who is or was a director, officer, employee or agent of such a constituent corporation or is or was serving at the request of such constituent corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise shall stand in the same position under the provisions of this Article VII with respect to the resulting or surviving corporation as he would if he had served the resulting or surviving corporation in the same capacity.

                                  ARTICLE VIII
                                  ------------

                                      Stock
                                      -----

     Section 8.1. Certificates. Every holder of stock in the corporation shall be entitled to have a certificate, signed by or in the name of the corporation by the president or a vice president and the secretary or an assistant secretary of the corporation, certifying the number of shares owned by him in the corporation.

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     Section 8.2.  Facsimile Signatures. Where a certificate is countersigned
(1) by a transfer agent other than the corporation or its employee, or (2) by a registrar other than the corporation or its employee, any other signature on the certificate may be facsimile. In case any officer, transfer agent or registrar who has signed, or whose facsimile signature or signatures have been placed upon any such certificate shall cease to be such officer, transfer agent or registrar, whether because of death, resignation or otherwise, before such certificate is issued, it may nevertheless be issued by the corporation with the same effect as if he were such officer, transfer agent or registrar at the date of issue.

     Section 8.3. Lost Certificates. The board of directors may direct a new certificate or certificates to be issued in place of any certificate or certificates issued by the corporation alleged to have been lost or destroyed, upon the making of an affidavit of that fact by the person claiming the certificate of stock to be lost or destroyed. When authorizing such issue of a new certificate or certificates, the board of directors may, in its discretion and as a condition precedent to the issuance of a new certificate or certificates, require the owner of such lost or destroyed certificate or certificates, or his legal representative, to advertise the same in such manner as it shall require and to give the corporation a bond in such sum as it may direct as indemnity against any claim that may be made against the corporation with respect to the certificate alleged to have been lost or destroyed.

     Section 8.4. Transfer of Stock. Transfers of shares of capital stock of the corporation shall be made on the books of the corporation only upon presentation of the certificate or certificates representing such shares properly endorsed or accompanied by a proper instrument of assignment, except as may otherwise be expressly provided by the laws of the State of Delaware or by order by a court of competent jurisdiction. The officers or transfer agents of the corporation may, in their discretion, require a signature guaranty before making any transfer.

     Section 8.5. Registered Stockholders. The corporation shall be entitled to treat the person in whose name any shares of stock are registered on its books as the owner of such shares for all purposes, and shall not be bound to recognize any equitable or other claim or interest in such shares on the part of any other person, whether or not the corporation shall have notice of such claim or interest, except as expressly provided by the laws of Delaware.

                                   ARTICLE IX
                                   ----------

                                      Seal
                                      ----

     The board of directors may adopt and provide a seal which shall be circular in form and shall bear the name of the corporation and the words "SEAL" and "DELAWARE," and which, when adopted, shall constitute the corporate seal of the corporation. The seal may be used by causing it or a facsimile thereof to be impressed or affixed or manually reproduced.

                                    ARTICLE X
                                    ---------

                                   Fiscal Year
                                   -----------

     The board of directors, by resolution, may adopt a fiscal year for the corporation.

                                   ARTICLE XI
                                   ----------

                                    Amendment
                                    ---------

     These bylaws may at any time and from time to time be amended, altered, or repealed by the board of directors.

                                      -15-